Exhibit T3A.26

Jersey Financial
Services Commission
Companies Registry

COMPANIES (JERSEY) LAW 1991, as amended

CERTIFICATE OF INCORPORATION OF A LIMITED COMPANY

Registered Number 127058

I HEREBY CERTIFY THAT

CONCORDIA INVESTMENT HOLDINGS (JERSEY) LIMITED

is this day incorporated as a private company under the Companies (Jersey) Law 1991

Dated this 09 August 2018

Julian Lamb

For and on behalf of the Registrar

REGISTRAR OF COMPANIES
JERSEY CHANNEL ISLANDS

Authentication ID
582376d9-fece-4647-8c3c-e26b7e115a5d